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                                                                     EXHIBIT 3.2

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                                JAGNOTES.COM INC.

                 (Pursuant to Sections 78.385 and 78.390 of the
                         Nevada General Corporation Law)

         The undersigned officer of JAGNOTES.COM INC., a corporation organized and existing under the laws of the State of Nevada (the "Corporation"), does hereby certify on behalf of the Corporation as follows:

         FIRST: The name of the Corporation is "JagNotes.com Inc."

         SECOND: The Articles of Incorporation of the Corporation were filed in the Office of the Secretary of State of Nevada on December 16, 1997, and amended on March 18, 1999 (the "Articles of Incorporation").

         THIRD: Article FIRST of the Articles of Incorporation of the Corporation is hereby amended to read as follows:

         The name of the Corporation is JAG Media Holdings, Inc.

         FOURTH: Article FOURTH of the Articles of Incorporation of the Corporation is hereby amended to read as follows:

         The aggregate number of shares which the Corporation shall have the authority to issue is Two Hundred Million (200,000,000) of which:
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         (a) One Hundred Fifty-Five Million (155,000,000) shares shall be Class
A common stock, par value $0.00001;

         (b) Thirty Million (30,000,000) shares shall be Class B common stock, par value $0.00001; and

         (c) Fifteen Million (15,000,000) shares shall be preferred stock at par value $0.00001.

         Upon this Certificate of Amendment of Articles of Incorporation becoming effective pursuant to the laws of the State of Nevada (the "Effective Time"), each one and one-tenth (1.1) share of the Corporation's common stock, par value $0.00001, then issued, including shares held in the treasury of the Corporation, shall be reclassified as (i) one (1) share of fully paid and nonassessable Class A common stock and (ii) subject to the third succeeding sentence, one-tenth of one (0.1) share of fully paid and nonassessable Series 1 Class B common stock. As soon as practicable after the Effective Time, the Corporation's transfer agent shall mail a transmittal letter to each record holder, as of immediately prior to the Effective Time, of the common stock requiring each holder to exchange his or her certificate. Each holder of any certificate or certificates that immediately prior to the Effective Time represented the common stock, upon surrender of such certificate or certificates to the Corporation or its transfer agent, shall be entitled to receive, subject to the succeeding sentence, certificates representing a number of shares of Class A common stock equal to .9090909, and shares of Series 1 Class B common stock equal to .0909090, times the number of shares of common stock shown on the face of such certificate or certificates. The Corporation will not issue certificates representing fractional shares of either the Class A common stock or Series 1 Class B common stock and, in lieu of a fractional share of either the Class A common stock or Series 1 Class B common stock, the Corporation will pay cash in an amount equal to the average of the closing price of a share of common stock as quoted on the Nasdaq OTC Bulletin Board for the five (5) trading days immediately preceding the Effective Time times such fraction; provided, that the Corporation will only pay amounts less than one dollar ($1.00) to any one stockholder if the stockholder delivers written notice of such request to the Corporation's registered agent at the registered address within 30 days from the date hereof. All stockholders of record on the record date must surrender the physical share certificates representing shares of the Corporation's common stock for new share certificates representing the Class A common stock and the Series 1 Class B common stock.

         1. Class A common stock.

         The voting powers, designations, preferences, limitations, restrictions and relative rights of the Class A common stock shall be as follows:

         (a) Voting Rights. Except as required by law, at every meeting of stockholders of the Corporation, every holder of Class A common stock shall be entitled to one vote, in person or by proxy, for each share of Class A common stock outstanding in such holder's name on the stock transfer records of the Corporation, and shall vote together with the Series 1 Class B common stock.
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         (b) Distribution of Assets. Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any other of the Corporation's securities, the holders of the Class A common stock and Series 1 Class B common stock will be entitled to receive all the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

         (c) Dividends. Holders of Class A common stock and Series 1 Class B common stock shall be entitled to receive, on an equal basis, such dividends, payable in cash or otherwise, as may be declared thereon by the Board of Directors from time to time out of the assets or funds of the Corporation legally available therefor.

         2. Initial Series of Class B common stock.

         (a) The Corporation's Class B common stock shall initially consist of one series: Series 1 Class B common stock, whose terms and conditions are set forth below:

                  (i) Designation and Amount. The shares of such series shall be designated as "Series 1 Class B common stock" and the initial number of shares constituting such series shall be Three Million (3,000,000).

                  (ii) Voting Rights. Except as required by law, at every meeting of stockholders of the Corporation, every holder of Series 1 Class B common stock shall be entitled to one vote, in person or by proxy, for each share of Series 1 Class B common stock outstanding in such holder's name on the stock transfer records of the Corporation, and shall vote together with the Class A common stock.

                  (iii) Distribution of Assets. Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any other of the Corporation's securities, the holders of the Series 1 Class B common stock and Class A common stock will be entitled to receive all the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

                  (iv) Dividends. Holders of Series 1 Class B common stock and Class A common stock shall be entitled to receive, on an equal basis, such dividends, payable in cash or otherwise, as may be declared thereon by the Board of Directors from time to time out of the assets or funds of the Corporation legally available therefor.
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                  (v) Conversion of the Series 1 Class B common stock. Each
share of Series 1 Class B common stock may at any time be converted at the election of the holder thereof into one fully paid and nonassessable share of Class A common stock. Any holder of shares of Series 1 Class B common stock may elect to convert any or all of such shares at one time or at various times in such holder's discretion. Such right shall be exercised by the surrender of the certificate representing each share of Series 1 Class B common stock to be converted to the agent for the registration for transfer of shares of Series 1 Class B common stock at its office, or to the Corporation at its principal executive offices, accompanied by a written notice of the election by the holder thereof to convert and (if so required by the transfer agent or by the Corporation) by instruments of transfer, in form satisfactory to the transfer agent and to the Corporation, duly executed by such holder or his duly authorized attorney. The issuance of a certificate or certificates for shares of Class A common stock upon conversion of shares of Series 1 Class B common stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate or certificates is or are to be issued in a name other than that of the holder of the share or shares of Series 1 Class B common stock converted, the person or persons requesting the issuance thereof shall pay to the transfer agent or to the Corporation the amount of any tax which may be payable in respect of any such transfer, or shall establish to the satisfaction of the transfer agent or of the Corporation that such tax has been paid. As promptly as practicable after the surrender for conversion of a certificate or certificates representing shares of Series 1 Class B common stock and the payment of any tax as hereinbefore provided, the Corporation will deliver or cause to be delivered at the office of the transfer agent to, or upon the written order of, the holder of such certificate or certificates, a certificate or certificates representing the number of shares of Class A common stock issuable upon such conversion, issued in such name or names as such holder may direct. Such conversion shall be irrevocable and shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate or certificates representing shares of Series 1 Class B common stock (if on such date the transfer books of the Corporation shall be closed, then immediately prior to the close of business on the first date thereafter that said books shall be open), and all rights of such holder arising from ownership of such shares of Series 1 Class B common stock shall cease at such time, and the person or persons in whose name or names the certificate or certificates representing shares of Class A common stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A common stock at such time and shall have and may exercise all the rights and powers appertaining thereto. No adjustments in respect of past cash dividends shall be made upon the conversion of any share of Series 1 Class B common stock; provided, however, that if any shares of Series 1 Class B common stock shall be converted subsequent to the record date for the payment of a cash or stock dividend or other distribution on shares of Series 1 Class B common stock but prior to such payment, the registered holder of such shares at the close of business on such record date shall be entitled to receive the cash or stock dividend or the distribution payable to holders of the Series 1 Class B common stock. The Corporation shall at all times reserve and keep available, solely for the purpose of issue upon conversion of outstanding shares of Series 1 Class B common stock, such number of shares of Class A common stock as may be issuable upon the conversion of all such outstanding shares of Series 1 Class B common stock, provided, the Corporation may deliver shares of Class A common stock which are held in the treasury of the Corporation for shares of Series 1 Class B common stock to be converted. If any shares of Class A common stock require registration with or approval of any governmental authority under any federal or state law before such shares of Class A common stock may be issued upon conversion, the Corporation will cause such shares to be duly registered or approved, as the case may be. All shares of Class A common stock which may be issued upon conversion of shares of Series 1 Class B common stock will, upon issue, be fully paid and nonassessable.
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In the event that the Corporation shall (x) declare a stock dividend, or make a distribution, on the outstanding Class A common stock payable in shares of Class A common stock; (y) subdivide or split the outstanding Class A common stock; or
(z) combine the outstanding Class A common stock into a smaller number of shares of Class A common stock, then, in each such case, the number of Class A common stock issuable upon the conversion of the Series 1 Class B common stock shall be adjusted proportionately with cash paid in lieu of fractions of Class A common stock upon conversion.

                  (vi) Redemption. Each share of the Series 1 Class B common stock may be redeemed, at the option of the Corporation, at any time or from time to time. The redemption price for each share of the Series 1 Class B common stock shall be equal to the closing price of one share of Class A common stock for the business day immediately prior to the date of redemption as quoted on the Nasdaq OTC Bulletin Board, the Nasdaq Stock Market, an exchange upon which the Class A common stock may be listed or qualified for trading, or Inter-dealer Automated Quotation System, plus all declared but unpaid dividends as of the date of redemption. At the option of the Board of Directors of the Corporation, the Corporation may pay the redemption price in either cash, shares of Class A common stock valued at the closing price of one share of Class A common stock for the business day immediately prior to the date of redemption or a combination thereof. In the event the Corporation shall redeem shares of Series 1 Class B common stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation.

         (b) The Board of Directors of the Corporation is authorized, subject to limitations prescribed by law and provisions of this Article Fourth, to provide for the issuance of shares of Class B common stock in series, and by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences, and rights of the shares of each such series and the qualification limitations or restriction thereof. The authority of the Board of Directors with respect to each series of Class B Common (other than the Series 1 Class B common stock) shall include, but not be limited to, the determination of the following:

                  (i) The number of shares constituting that series and the distinctive designation of that series;

                  (ii) The dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;
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                  (iii) Whether that series shall have voting rights in addition to the voting rights provided by law and, if so, the terms of such voting rights;

                  (iv) Whether that series shall have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                  (v) Whether or not the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                  (vi) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund;

                  (vii) The rights of the shares in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

                  (viii) any other relative rights, preferences and limitations of that series.

         3. Preferred stock.

         The voting powers, designations, preferences, limitations, restrictions and relative rights of the preferred stock shall be as follows:

         The preferred stock may be issued from time to time in one or more series, the number of shares and any designation of each series and the voting powers, designations, preferences and relative, participating, optional, and other special rights of the shares of each series, and the qualifications, limitations and restrictions thereof, to be stated and expressed in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors, subject to the limitations prescribed by law.

                  FIFTH: The foregoing amendment has been duly adopted by a vote of stockholders holding a majority of the voting power of shares entitled to vote in accordance with the provisions of Section 78.390 of the General Corporation Law of the State of Nevada.


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                  IN WITNESS WHEREOF, I have signed this Certificate of
Amendment as of this 8th day of April, 2002.



                                            JAGNOTES.COM INC.


                                            By:   /s/Gary Valinoti
                                                  ------------------------------
                                                  Name:  Gary Valinoti
                                                  Title: President and
                                                         Chief Executive Officer